Exhibit 99.1

NYSE American: UEC

Uranium Energy Corp Applauds U.S. Government’s Designation of Uranium as a Critical Mineral

Addition of uranium to the U.S. Geological Survey Critical Minerals List marks a major step toward revitalizing U.S. uranium mining and rebuilding America’s nuclear fuel supply chain

Corpus Christi, TX, November 7, 2025 - Uranium Energy Corp (NYSE American: UEC, the “Company” or “UEC”) applauds the U.S. Government decision to add uranium in the U.S. Geological Survey’s (“USGS”) Final 2025 Critical Minerals List, as published in the Federal Register, recognizing its essential role in America’s energy and national security.

Amir Adnani, President and CEO, stated:

“We applaud the U.S. Government, particularly Interior Secretary Doug Burgum and the U.S. Geological Survey, for taking this important step toward fulfilling President Trump’s vision of restoring America’s leadership in critical minerals and achieving true U.S. Energy Dominance. UEC is heeding that call with ramp-up and development activities at our three licensed hub-and-spoke production platforms in Texas and Wyoming. In parallel, we’re advancing the United States Uranium Refining & Conversion Corp. to help restore and expand America’s domestic nuclear fuel conversion capabilities.”

The Energy Act of 2020 allows the Secretary of the Interior to designate a mineral as critical when another federal agency, such as the Department of Energy or another relevant agency, determines it is strategic and critical to U.S. defense or national security. The Department of Energy recommended uranium’s inclusion, citing its importance in energy production and defense applications, and the Department of Defense also emphasized its national security significance.

The Federal Register Notice states:

“Critical minerals are essential for national security, economic stability, and supply chain resilience because they underpin key industries, drive technological innovation, and support critical infrastructure vital for a modern American economy. The United States is heavily reliant on imports of certain mineral commodities from foreign sources, some of which are at risk of serious, sustained, and long-term supply chain disruptions. The United States’ dependence on imports and the vulnerability of supply chains raise the potential for risks to national security, defense readiness, price stability, and economic prosperity and resilience. The Nation possesses vast mineral resources that can create jobs, fuel prosperity, and significantly reduce our reliance on foreign nations, and the United States is taking actions to facilitate domestic mineral production. The List of Critical Minerals guides strategies to secure the Nation’s mineral supply chains.”

About Uranium Energy Corp

Uranium Energy Corp is America’s largest and fastest growing supplier of uranium needed to produce safe, clean, reliable nuclear energy. UEC is advancing the next generation of low-cost, environmentally friendly ISR mining uranium projects in the United States and high-grade conventional projects in Canada. The Company has three ISR hub-and-spoke platforms in South Texas and Wyoming. These production platforms are anchored by licensed Central Processing Plants that will be served by a pipeline of satellite ISR projects, including seven that already have their major permits in place. In August 2024, operations were restarted and ramp-up commenced at the Christensen Ranch Project in Wyoming, sending uranium loaded resin to the Irigaray Plant (Wyoming Powder River Basin hub). Additionally, the Company has diversified uranium holdings including: (1) one of the largest physical uranium portfolios of U.S. warehoused U3O8; (2) a major equity stake in Uranium Royalty Corp., the only uranium royalty company in the sector; and (3) a Western Hemisphere pipeline of resource stage uranium projects. The Company’s UR&C initiative aims at positioning UEC as the only vertically integrated U.S. uranium company with mining and processing operations and planned refining and conversion capabilities. The Company's operations are managed by professionals with decades of hands-on experience in the key facets of uranium exploration, development and mining.

Contact Uranium Energy Corp Investor Relations at:

Toll Free: (866) 748-1030

Fax: (361) 888-5041

E-mail: info@uraniumenergy.com

Stock Exchange Information:

NYSE American: UEC

WKN: AØJDRR

ISN: US916896103

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes “forward-looking statements” as such term is used in applicable United States and Canadian securities laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and should be viewed as “forward-looking statements”. Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements and include, among others, the actual results of exploration activities, variations in the underlying assumptions associated with the estimation or realization of mineral resources, future mineral resource estimates may vary from historic estimates, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays or failures in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, title disputes or claims limitations on insurance coverage and other factors described in the Company’s filings with the Securities and Exchange Commission. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. Many of these factors are beyond the Company’s ability to control or predict. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release. For forward-looking statements in this news release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. This news release shall not constitute an offer to sell or the solicitation of an offer to buy securities.